Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FINAL

EXCLUSIVE LICENSE AGREEMENT

BETWEEN THE UNIVERSITY OF CHICAGO AND PYXIS ONCOLOGY

FOR CANCER IMMUNOTHERAPY TECHNOLOGY

FINAL

FINAL

8.		Representations, Warranties, Disclaimers; Indemnification; Insurance; Primary
		Responsibility	22
	A.	Representations, Warranties and Covenants of Company	22
	B.	Representations, Warranties and Covenants of University	22
	C.	Disclaimer of Warranties	23
	D.	Indemnification	24
	E.	Assumption of Risk	24
	F.	Insurance	24
9.		Miscellaneous	24
	A.	Marking	25
	B.	Export Regulations	25
	C.	Entire Agreement, Amendment	25
	D.	Notice	31
	E.	Assignment	25
	F.	Governing Law	26
	G.	Arbitration	26
	H.	Independent Contractors	26
	I.	No Use of Name	26
	J.	Waiver	27
	K.	Construction	27
	L.	Execution	27
	M.	Severability	27
	N.	Third Party Beneficiaries	27
	O.	Force Majeure	28
	P.	Interpretation	28
	Q.	Confidentiality	28
	R.	Timely Countersignature	28

FINAL

EXCLUSIVE LICENSE AGREEMENT

BETWEEN THE UNIVERSITY OF CHICAGO AND PYXIS ONCOLOGY

FOR CANCER IMMUNOTHERAPY TECHNOLOGY

This License Agreement (“Agreement”), dated April 16th, 2020 (the “Effective Date”), is between The University of Chicago, an Illinois not-for-profit corporation (“University”), and Pyxis Oncology, Inc., a Delaware corporation, having an address 800 Boylston St, Boston, MA 02199 (“Company”). Each hereunder may be referred to separately as the “Party”, or together as the “Parties”.

WHEREAS, University has certain Licensed Patents and Technical Information arising from the disclosures entitled, “Therapeutic targets identified on dysfunctional TIL,” further identified as UCHI 2650, “Beta-catenin inhibitors in cancer immunotherapy,” further identified as UCHI 2381, and “Methods for Diagnosis and Treatment of Cancer Through Identification and Suppression of T-cell Anergy by way of the EGR2 Transcriptome,” further identified as UCHI 2232, regarding the work of Thomas Gajewski, Jason Williams, Brendan Horton, Stefani Spranger, Robbert Spaapen, Yan Zheng, and Yuanyuan Zha, funded in part by the U.S. government;

WHEREAS, Company wishes to obtain an exclusive license under such Licensed Patents and access such Technical Information to diligently develop and commercialize Licensed Products; and

WHEREAS, University is willing to grant such rights in accordance with the terms and conditions of this Agreement to afford the public access to Licensed Products.

NOW, THEREFORE, for good and valuable consideration, the Parties agree as follows:

1.	Definitions

The capitalized terms listed below and used in this Agreement will have the meanings set forth in this Section 1 (“Defined Terms”). A glossary of Defined Terms is included in Schedule H.

“Affiliate” means: (i) with respect to University, any corporation or other entity that directly or indirectly controls, is controlled by, or is under common control with, University where “control” means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other entity or the ability to direct the affairs of such other entity through contract rights or otherwise; and (ii) with respect to any entity other than University, any corporation or other entity that directly or indirectly controls, is controlled by, or is under common control with, such other entity, where “control” means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other entity or the ability to direct the affairs of such other entity through contract rights or otherwise, but any portfolio company of any stockholder of Company (which stockholder is a venture capital fund or private equity fund) shall be deemed not to be “under common control with” Company.

“Calendar Quarter” means each of the four, three-month periods ending on March 31st, June 30th, September 30th, or December 31st.

FINAL

“CDA” means the Confidentiality and Non-Use Agreement between the Parties dated June 27, 2018.

“Change of Control” means an assignment of the Agreement to an unrelated third-party, a direct merger or other change in corporate structure where Company is not the surviving entity, a sale or transfer of the capital stock of Company representing more than fifty percent (50%) of the voting power of the stockholders of Company immediately prior to such sale. Notwithstanding the foregoing, a Change of Control shall not include a financing in which Company transfers more than fifty percent (50%) of the voting power of the stockholders to new equity holders (e.g., venture capital investors or other investors) who do not exercise direct control over day-to-day operations of Company.

“Commence” or “Commencement” means, with respect to any clinical trial, the first dosing of the first patient in such clinical trial.

“Confidential Information” has the meaning set forth in Schedule G.

“Field” means all fields.

“First Commercial Sale” means the first sale of a Licensed Product by a Licensed Entity to an unaffiliated third party (as defined in Section 9.P.xi) for consideration after receipt of regulatory approval for the sale of such Licensed Product in the relevant jurisdiction.

“IND” means an Investigational New Drug application, or similar application or submission, filed by Company or any other Licensed Entity for approval to conduct human clinical investigations filed with or submitted to a regulatory authority in conformance with the requirements of such regulatory authority.

“Indication” means (a) a cancerous condition resulting from a separate and distinct tumor type or (b) any non-cancerous condition, in each case of (a) or (b) for any size patient population and in each case of (a) or (b) subject to the following: (i) subtypes of the same disease or condition are not additional Indications; (ii) different symptom domains or domains of impairment of the same disease or condition are not additional Indications; (iii) the approved or potential use of any product for such disease in different combinations or co-therapies of treatments are not additional Indications (e.g., monotherapy vs. add-on or combination therapy with another agent in the same disease); (iv) treatment, prevention or cure of a disease or disease subtype each are not additional Indications; (v) the approved or potential use of any product for such disease in a different line of treatment or a different temporal position in a treatment algorithm for the same disease or condition are not additional Indications (e.g., first line vs. second line therapy in the same disease or condition); and (vi) treatment of the same disease or condition with any product in an expanded, narrowed, modified or additional patient population or for a different defined subset of patients with such disease or condition (or, with respect to cancer, cancer of the same tumor type) (e.g., elderly, or genetically defined patients subgroups (e.g., 17 p deletion CLL patients), etc.) are not additional Indications.

“Licensed Entity” means Company, an Affiliate of Company that has obtained a license under Section 2.A, or a Sublicensee.

FINAL

K. “Licensed Patents” means (i) (A) the patents and patent applications listed on Schedule A attached hereto, and (B) except to the extent of any Licensed Entity’s interest therein, the patents and patent applications claiming (1) [***] (2) [***] or (3) [***], (ii) all divisions, continuations, continuations-in-part or foreign counterparts of any of the foregoing, and (iii) any patents which may issue from any such patent applications in clause (i) or (ii), and any reexaminations, reissues, substitutions, extensions of or to or supplementary protection certificates referencing any of the foregoing patents or patent applications; provided, however, that “Licensed Patents” will not include any claims in continuations-in-part of any of the foregoing that are not fully supported under 35 U.S.C. §112(a) (except for the best mode requirement) by at least one of the patents or patent applications listed on Schedule A [***].

“Licensed Product” means:

(i) any product, device, system, article of manufacture, machine, composition of matter, process, or service (or component thereof);

(ii) any method of using any of the foregoing; or

(iii) any process for making any of the foregoing,

[***]:

(a)[***]

(b) [***]

(x) [***]

(y) [***]

(z) [***]

(c) [***]

(d) [***].

“Materials” means [***].

“Net Sales” means [***]:

A. [***];

B. [***]

C. [***];

D. [***]; and

E. [***].

FINAL

i. [***].

ii. [***].

iii. [***].

iv. [***].

v. [***].

“Non-Commercial Research Purposes” means academic research or other not-for-profit scholarly purposes which are undertaken at a non-profit or government institution and publishing in connection therewith.

“Option Agreement” means the Option Agreement between the Parties dated July 13, 2018, as amended.

“Phase I Clinical Trial” means a human clinical trial, in any country, that would satisfy the requirements of 21 C.F.R. 312.21(a).

“Phase II Clinical Trial” means a human clinical trial, in any country, that would satisfy the requirements of 21 C.F.R. 312.21(b).

“Phase III Clinical Trial” means a human clinical trial, in any country, that would satisfy the requirements of 21 C.F.R. 312.21(c).

“Royalty(ies)” means all amounts payable under Section 3.B of this Agreement.

“SRA” means [***].

“Sublicense” means any agreement entered into by Company or another Licensed Entity with any third party pursuant to which: (i) any sublicense to the Licensed Patents or Technical Information is granted, including any sublicense rights to make, offer for sale, use, sell, or import Licensed Products; or (ii) Company covenants not to sue for the practice or use of any part of the Licensed Patents or Technical Information.

“Sublicense Revenue” means [***].

“Sublicensee” means any person, company, or other entity granted a Sublicense. A distributor who purchases a Licensed Product directly or indirectly from a Licensed Entity and does not need a license under the Licensed Patents or Technical Information to resell such Licensed Product is not a Sublicensee. For clarity, such purchase by such non-Sublicensee distributor from a Licensed Entity shall constitute a sale subject to Section 3.B to the extent consistent with Section 3.B.

“Technical Information” means [***]

“Territory” means worldwide.

FINAL

“Unique Target” means [***].

“Valid Claim” means (i) an issued claim of any unexpired Licensed Patent or (ii) a claim of any pending Licensed Patent that, in each case of (i) or (ii), has not been held unenforceable, unpatentable, or invalid by a decision of a court or governmental body of competent jurisdiction in a ruling that is unappealable or unappealed within the time allowed for appeal and has not been disclaimed or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; [***]

2.	Grant

A. Grant.

Subject to the terms and conditions of this Agreement, University hereby grants to Company and, upon written notice from Company to University, to any applicable Affiliate of Company, and Company on behalf of itself and such of its Affiliates accepts:

i. an exclusive, royalty-bearing license under the Licensed Patents in the Field and Territory to make, have made, use, import, have sold, offer to sell and sell Licensed Products within the Field and within the Territory; and

ii. a nonexclusive, royalty-bearing (to the extent consistent with Section 3.B) license to use the Technical Information in the Field and Territory to discover, research, develop, make, have made, use, import, have sold, offer to sell and sell Licensed Products within the Field and within the Territory.

B. Possession of Technical Information.

i. [***]

ii. Technical Information is provided by University to Company solely for the use permitted in Section 2.A.ii or otherwise expressly provided in this Agreement, and nothing herein will be construed as constituting a sale thereof.

FINAL

iv. Unless otherwise specified in writing by University, Licensed Entities shall maintain Technical Information as University’s Confidential Information during and, (subject to Section 6 of Schedule G) after, the term of this Agreement in accordance with Schedule G (subject to Section 5 therein).

C. Ongoing Obligations of Former Affiliates.

While an entity is entitled to the benefits of an Affiliate under this Agreement for only the period of time the entity qualifies as an Affiliate under the definition (in accordance with Section 7.C), all obligations under this Agreement that accrued to such entity while an Affiliate will survive until fulfilled even though the entity no longer qualifies as an Affiliate.

D. Sublicense.

Subject to the terms and conditions of this Agreement, Company and its applicable Affiliates and Sublicensees will have the right to grant Sublicenses through multiple tiers. Each Sublicense must be granted pursuant to a valid and binding written agreement that expressly states that such Sublicense is subject to, and the applicable Sublicensee is obligated to comply with, all of the terms and conditions of this Agreement applicable to the Company: Sections 2.B.iii, 2.E, 2.G.i, 2.H, 8.C, 8.F, 9.A, 9.B and 9.I (the “Flow-Down Provisions”) (including providing that University is a third-party beneficiary to such provisions of such Sublicense). As specified in Section 2.I, Company will use reasonable efforts to ensure that all Licensed Entities will comply with all such terms and conditions of this Agreement applicable to Company. In the event of any inconsistency between the Sublicense and any of the Flow-Down Provisions, the applicable Flow-Down Provisions will control with respect to the rights hereunder subject to such Sublicense. Any Sublicense that does not include the Flow-Down Provisions is null and void ab initio. Company will promptly after Company’s receipt thereof provide University with a copy of each Sublicense and any amendments thereof; provided, that, any Sublicense may be redacted to delete any terms not material to compliance with this Agreement. Any entity that is an Affiliate may, instead of obtaining rights through Section 2.A, be granted rights as a Sublicensee.

E. Reservation of Rights.

University reserves the worldwide right to: (i) practice or have practiced, and to grant to third parties the right to practice or have practiced, the Licensed Patents, including tangible property embodying the same, for Non-Commercial Research Purposes and for the conduct of its operations and the operations of its Affiliates; and (ii) permit its Affiliates (including the University of Chicago Medical Center (“UCMC”)), contractors, and consultants to do any of the activities set forth in clause (i) in connection with the operations of University and its Affiliates (including UCMC) for Non-Commercial Research Purposes. For the avoidance of doubt, the rights retained by University include the right of University and its Affiliates to practice the Licensed Patents for their respective healthcare operations in providing patient care. University reserves the worldwide right to practice or have practiced, and to grant to third parties the right to practice or have practiced, Technical Information for any purpose.

F. [RESERVED]

G. U.S. Government Rights.

FINAL

i. Company understands that this Agreement is subject to any rights of or obligations to the U.S. Government, including, as applicable, under 35 U.S.C. § 200 et seq., 37 C.F.R. § 401 et seq. (“Bayh-Dole Act”), or any other applicable law or regulation, including but not limited to the grant to the U.S. Government of a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced any Subject Invention (as defined in the Bayh-Dole Act) for or on behalf of the U.S. Government throughout the world. Company agrees to comply and permit University to comply with the Bayh-Dole Act, including the provisions thereof to provide the reporting required and to substantially manufacture Subject Inventions and products produced through the use of Subject Inventions in the United States, unless waived.

ii. At Company’s request and reasonable expense, such reasonable expense incurred by University to be reimbursed by Company, University shall seek a waiver of the substantial manufacturing obligations under the Bayh-Dole Act. Company represents to University that, as of the Effective Date, Company and each of its Affiliates is a “small business firm” as defined in 15 U.S.C. §632, and Company shall promptly notify University of any changes thereto.

H. No Other Rights.

No rights in and to the Licensed Patents and Technical Information other than those provided in this Section 2 or otherwise expressly provided in this Agreement or in any other agreement between University and any Licensed Entity, are conveyed by University. No rights to any patents except those included in the Licensed Patents are conveyed by University in this Agreement. Nothing contained in this Agreement or a Party’s performance hereunder will be construed as conferring, by implication, estoppel or otherwise, upon any Licensed Entity, any party in privity with any Licensed Entity, or any customer of any of the foregoing, any right, title or interest under any intellectual or tangible property right of University at any time, except for those rights expressly granted in Section 2.A or otherwise expressly provided in this Agreement or in any other agreement between University and any Licensed Entity. No rights are granted to University in this Agreement under any intellectual property owned by Company or any other Licensed Entity.

I. Responsibility for Licensed Entities.

In the event that University believes that any Licensed Entity has breached this Agreement, [***]. For the avoidance of doubt, a Sublicensee’s failure to comply with the applicable terms of this Agreement or its sublicense agreement will in no way impact the rights and obligations of any other Licensed Entity, other than Company, under this Agreement.

3.	Payments

A. Common Stock Grant.

Company shall irrevocably issue to University, in partial consideration of Company’s receipt of the licenses granted under this Agreement, [***] shares of Company’s common stock, par value $0.001 (“Common Stock”), which shares represent [***] of the sum of the Company’s (i) outstanding Common Stock as of the Effective Date, and (ii) [***], on an as-converted to Common Stock basis. Such issuance to University shall be pursuant to an agreed-upon common stock purchase agreement, to be executed between Company and University promptly (but in any event within [***] after the Effective Date. The rights granted to University under this Section 3.A are not transferrable except to an Affiliate of University for administrative convenience.

FINAL

B. Royalties.

Company shall pay to University Royalties as follows, on a Licensed Product-by-Licensed Product and country-by-country basis:

i. Valid Claims Royalty. Subject to Section 3.B.ix, with respect to a Valid Claim Licensed Product in the country of sale (all such Royalties, in the aggregate, the “Valid Claims Royalty”):

(1) [***]

(2) [***]

[***].

ii. Unique Target Royalty. Subject to Section 3.B.ix, for sales of any Unique Target Licensed Product in a country in which such Licensed Product is not covered by a Valid Claim (all such Royalties, in the aggregate, the “Unique Target Royalty”):

(1) [***]

(2) [***]

iii. Materials Royalty. Subject to Section 3.B.ix, for sales of any Materials Licensed Product that is not a Unique Target Licensed Product, which sales are in a country in which such Licensed Product is not covered by a Valid Claim (all such Royalties, in the aggregate, the “Materials Royalty”):

(1) [***]

(2) [***]

iv. In no event shall more than one Royalty be owed with respect to the individual sale of any Licensed Product in any country, [***]

v. No other Licensed Products shall be subject to any Royalties.

vi. Royalty Period. The Royalties shall be payable only for the following applicable time period (the “Royalty Period”): (a) with respect to sales of a Valid Claim Licensed Product in the country of sale, until the last to expire Valid Claim of the Licensed Patents covering such Valid Claim Licensed Product in the country of sale, (b) subject to Section 3.B.iv, with respect to sales of a Unique Target Licensed Product in a country, [***] from the First Commercial Sale of such Licensed Product in such country, and (c) subject to Section 3.B.iv, with respect to sales of a Materials Licensed Product in a country, [***] from the First Commercial Sale of such Licensed Product in such country.

FINAL

vii. Paid-up License. If no Royalty is due with respect to a sale of a Licensed Product in a country, the license granted pursuant to Section 2.A with respect to such Licensed Product in such country shall become royalty-free, perpetual, irrevocable, freely sublicenseable and freely transferrable and no other payments shall be due to University with respect to such Licensed Product in such country.

viii. Importance of Technical Information. Company has requested, and University has agreed, to grant certain rights to Technical Information. Company requires these rights in order to develop and commercialize the technology licensed. Because of the importance of Technical Information, Company has agreed to pay certain Royalties to University on Licensed Products, as specified above, even if not covered by a Valid Claim, in order to obtain rights to Technical Information. Company has agreed to these payments because of the commercial value of Technical Information, separate and distinct from the commercial value of the Licensed Patents. Company acknowledges that the reduced royalty for certain Licensed Products that are not covered by a Valid Claim is fair and reasonable in order to compensate University for Company’s license of the Technical Information.

ix. Third Party Licenses. In the event that a Licensed Entity acquires a license or other right under any patent owned and controlled by any unaffiliated third party (as defined in Section 9.P.xi) that will otherwise be infringed by, or is necessary for, the manufacture, use, sale, offer for sale or importation of a Licensed Product by a Licensed Entity, then [***] of the amounts paid by any Licensed Entity for such license or rights may be credited against Royalties. However, in no event will the Royalty paid to University be reduced below:

(x) Valid Claims Royalty:

1. [***]

2. [***];

provided, however, that in no event, including the above described reductions on payments of Net Sales of Sublicensees and any offsets, will the Valid Claims Royalty paid to University be reduced to below [***] of Net Sales of Valid Claim Licensed Products.

(y) Unique Target Royalty:

1. [***]

2. [***]

provided, however, that in no event, including the above described reductions on payments of Net Sales of Sublicensees and any offsets, will the Unique Target Royalty paid to University be reduced below [***] of Net Sales of Unique Target Licensed Products.

(z) Materials Royalty:

FINAL

1. [***]

2. [***]

C. Minimum Royalties.

If Company has not paid Royalties with respect to Net Sales made in any period set forth that equal or exceed the applicable amount set forth below, Company shall pay to University the difference between the amount set forth below and the Royalties paid with respect to Net Sales made in the relevant period, within [***] after the end of such period.

Period	Minimum Royalties
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

The first “Minimum Royalty Period” begins at the start of the first full Calendar Quarter beginning after the [***] of the First Commercial Sale of any Licensed Product in any country [***].

D. License Maintenance Fees.

Company will pay to University a maintenance fee of [***] per calendar year or part thereof during which this Agreement is in effect, only in accordance with the next sentence. The first such maintenance fee payment will be due on the third (3rd) anniversary of the Effective Date, and subsequent payments will be due on each anniversary thereafter until the First Commercial Sale of any Licensed Product in any country.

E. Milestone Payments.

Company shall notify University within [***] after Company becomes aware thereof, when each of the following events are accomplished regarding each applicable Licensed Product by a Licensed Entity and pay to University the following amounts (which sums are nonrefundable and noncreditable against Royalties):

[

i. [***].

ii. [***].

iii. [***]

iv. [***]

FINAL

v. [***].

vi. [***]

vii. [***]

Each milestone shall be paid [***].

F. Payment and Reporting.

i. (y) Company shall pay Royalties owing to University on a quarterly basis, with such amounts due and received by University on or before the [***] following the end of the Calendar Quarter [***].

ii. (z) [***].

iii. Except as otherwise directed, Company shall pay all amounts owing to University under this Agreement in U.S. dollars to University at the address provided in Section 9.D or paid via wire transfer to the account specified by University to Company in writing. Any necessary conversion of currency into United States dollars will be at the applicable rate of exchange (A) of Citibank, N.A. (or its successor), in New York, New York, on the last day of the Calendar Quarter in which the applicable Net Sales were made or such other applicable transaction occurred or (B) with respect to Net Sales by a Sublicensee, using the methodology consistently applied by such Sublicensee. University is exempt from paying income taxes under U.S. law. Therefore, Company shall make all payments due under this Agreement without deduction for taxes, assessments, or other charges of any kind which may be imposed on University by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to University pursuant to this Agreement. Subject to the foregoing, Company or the applicable Licensed Entity shall assume all such taxes, assessments, or other charges that may reduce University’s net Royalties or all other payments due under this Agreement, such as bank transfer fees.

iv. Company shall submit to University a full accounting showing how any amounts owing to University under this Section 3 have been calculated along with each such payment therefore. For Royalties, such accounting will be on a per country and Licensed Product basis and will be summarized substantially in the form shown in Schedule D of this Agreement. Such accounting will include completing a quarterly Royalty forecast section. In the event no payment is owed to University, within [***] after the end of each Calendar Quarter after the First Commercial Sale of any Licensed Product in any country, Company will provide to University a statement setting forth that fact.

v. Regardless of the circumstances, no payment made to University is refundable and only Royalty payments are creditable toward the minimum royalty as set forth in Section 3.C.

G. Sublicense Revenue.

FINAL

Company shall pay to University a) [***] of any Sublicense Revenue received before the first anniversary of the Effective Date and b) [***] of any Sublicense Revenue received thereafter. Payments will be made (or assigned, as applicable) to University within [***] of receipt by Company.

H. Overdue Payments.

i. Any payments by Company that are not received by University on or before the date such payments are due under this Agreement will accrue interest at the lesser of: (a) [***] ] per month; and (b) the maximum rate allowed by law. Interest will accrue beginning on the first day following the due date for payment and will be compounded monthly. Payment of such interest by Company will not limit, in any way, University’s right to exercise any other remedies University may have as a consequence of the lateness of any payment. Company will be responsible for all costs of collection incurred by University including attorney’s fees and court costs.

ii. The foregoing is subject to Section 3.F.i.z.

4.	Diligence

A. Development Obligations.

Company shall [***].

Development Plan.

Within [***] of the Effective Date, Company shall provide University with a detailed development plan for the commercialization of one or more Licensed Products. Such plan will include, as applicable, high-level research and development plans (including proposed estimated aggregate expenses for such activities), timetables for achieving milestones and necessary government or regulatory approvals, high-level summary of market research information on competitors and market size, and sales and marketing plans for the twelve (12) months following the Effective Date, as well as a timetable for achieving milestones and/or Company’s strategic development plans for the following two years. Company shall revise the development plan on an annual basis and provide University with such revised plan within [***] of June 30th, concurrent with the progress report due under Section 5.B. Upon reasonable request, Company shall meet with University in a timely manner to review any such development plan. [***]

B. Promotion and Marketing.

Company shall use commercially reasonable efforts (and in no event less effort or relative expense than the level of resources and talent as is customary for Company to use for other products with similar market potential) to promote, advertise, and sell the Licensed Products after receipt of regulatory approval in the applicable jurisdiction.

C. Extension of Timelines.

FINAL

If Company has failed to achieve any development or other obligation described in Section 4.A, Section 4.B, Section 4.C or Schedule E, then University shall notify Company thereof [***]

5.	Records and Review

A. Full and Accurate Records.

University may from time to time and at any reasonable time, not exceeding once every twelve (12) months, through independent auditors as University may designate that are reasonably acceptable to Company and any other applicable Licensed Entity, inspect and copy the books and records of any Licensed Entity in order to verify the payments due hereunder, the accuracy of any reported statement by Company, or of any other financial obligation under this Agreement. Company shall keep, and shall obligate each other Licensed Entity to keep, continuous, full and accurate books and records in sufficient detail so that Company’s compliance with its financial obligations under this Agreement can be properly determined without undue delay or difficulty. Such books and records will be maintained for at least five (5) years after the activity or Royalty reporting period(s) to which they relate. Such books and records will include but not be limited to the following: accounting general ledgers; invoice/sales registers; original invoice and shipping documents; federal and state business tax returns; company financial statements; sales analysis reports; inventory and/or manufacturing records; sublicense and distributor agreements; budgets and payment records for Service Payments; price lists, product catalogs and other marketing materials; and, [***] laboratory notebooks. Company shall, and shall obligate all other Licensed Entities to, comply with this Section 5.A (other than the need to maintain, and subject to inspection, budgets and payment records for Service Payments, which only Company is obligated to maintain and submit to audit). University shall provide Company with a full copy of any inspection report.

Such inspection will be made at the expense of University, unless such examination discloses a discrepancy of [***] or more in the amount of payments due University. In such case Company shall be responsible for reimbursing University for the reasonable examination fee and expenses charged by the auditor along with the underpayment. Any underpayment will bear interest as described in Section 3.H. Company shall pay past due payments for any error, including any payment deficiency for periods prior to the period under inspection if such deficiency is determined in accordance with such inspection, [***] of written notice thereof. The foregoing shall be subject to Section 3.F.i.z.

University and the auditor will maintain in confidence such inspection, any information obtained during such inspection (including any financial or proprietary information) and the resulting report. The auditor shall, prior to any audit, enter into a confidentiality agreement with Company and, if the audit involves any other Licensed Entity, with such Licensed Entity. The auditor may from time to time consult University and any of its employees or third party counsel on questions as they relate to this Agreement, but any questions involving the interpretation of this Agreement shall be subject to mutual agreement of the Parties or Section 9.G. The auditor may not disclose any of Company’s or any other Licensed Entity’s financial or proprietary information except (a) to University, as required to conduct the inspection, to report and substantiate the results, as otherwise permitted by this Agreement, or (b) if the information is already publicly known without breach by the auditor or University.

FINAL

B. Progress Reports.

Within [***] of each June 30 and December 31 during the term of this Agreement, Company shall deliver a written report to University, in substantially the form of Schedule F attached hereto. The report will describe the progress of Company toward achieving the goals of the development plan and bringing Licensed Products to market (and any proposed revisions to the plan developed during the preceding six months). Company shall promptly notify University in writing upon the First Commercial Sale of each Licensed Product and when Company’s obligation to begin making Royalty payments begins. Upon the First Commercial Sale of each Licensed Product, Company shall provide in writing to University the following information: the date of First Commercial Sale, the generic name, and the tradename of such Licensed product. Notwithstanding anything to the contrary in this Section 5.B, if Company has made at least one Royalty payment to University, Company will only be required to deliver a written report once annually within [***] after December 31 of each calendar year during the term of this Agreement.

6.	Patents

A. Prosecution, Defense and Maintenance.

i. University will control the preparation, filing, prosecution, and maintenance and, subject to the provisions of Section 6.A.i, abandonment, of the Licensed Patents. Company shall cooperate, and obligate each other Licensed Entity to cooperate, with University in a timely manner in the preparation, filing, prosecution and maintenance of the Licensed Patents by disclosing such information as may be requested by University and by promptly executing such documents as University may reasonably request in connection therewith. As between the Parties, Company shall, and shall obligate each other Licensed Entity to, bear its own costs in connection with their cooperation with University under this Section 6.A. University will use reasonable efforts to provide, and will have its legal counsel provide, Company with copies of material documents received or prepared by University in the filing, prosecution and maintenance of the Licensed Patents such that Company has reasonable time for review and/or comment. University will use reasonable efforts to provide, and will have its legal counsel provide, Company with the opportunity to consult with the University regarding all patent prosecution actions for the Licensed Patents. University will reasonably consider Company’s comments with respect thereto and will file any Licensed Patent in any territory requested by Company. Defense of the Licensed Patents is addressed in Sections 6.C.v and 6.D.

ii. [***].

iii. For the sake of clarity and notwithstanding anything to the contrary herein, (a) Company retains all its right, title and interest in any patent right which is jointly owned by University and Company; (b) in no event shall Company lose any such right, title and interest pursuant to this Agreement, even if the license granted to Company under the University’s rights in a jointly owned patent right is terminated, and Company may license or transfer its interest in such patent right; and (c) while such patent right shall be subject to the provisions of Section 6 with respect to University’s interest therein (as a Licensed Patent), Company and University shall coordinate with respect to the preparation, filing, prosecution and maintenance of any such jointly owned patent right.

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B. Patent Costs.

University shall conduct the activities it controls pursuant to Section 6.A using patent counsel reasonably acceptable to Company. Company shall pay all necessary and reasonable fees and expenses incurred by University relating to the preparation, filing, prosecution, defense and maintenance of the Licensed Patents (“Patent Costs”).

i. Company shall pay all Patent Costs incurred by University prior to the Effective Date that have not already been paid prior to the Effective Date pursuant to the Option Agreement. Such payment is due and payable in four quarterly installments, the first due upon execution of this Agreement by Company. The remaining three quarterly installments will be due at the end of each subsequent full Calendar Quarter. (For the avoidance of doubt, approximately [***] in such unpaid Patent Costs has been incurred by University prior to the Effective Date.)

ii. Payment for Patent Costs incurred by University on or after the Effective Date will be invoiced to Company and Company shall pay such invoices within [***] of the date on which Company receives the invoice.

iii. If Company fails to pay invoices for Patent Costs more than twice on or before the date such payment is due, then upon request by University, (a) Company shall make timely estimated advanced payments for the filing of applications of Licensed Patents in accordance with this Section 6.B.iii; (b) University will specify the amount of any such advanced payments on an invoice provided to Company, identifying the applicable Licensed Patent, country and estimated cost; (c) Company shall pay all such advance payments of Patent Costs to University on or before the relevant patent deadline, which date shall be specified by University on the invoice; (d) invoices for advanced payments will be reconciled with the advance payments made by Company every six (6) months; and (e) any excess payment by Company will be credited to future Patent Costs specified in this Section 6.B.

iv. Notwithstanding any provisions to the contrary in this Agreement, if University does not receive, by the date specified, full payment for any Patent Costs with respect to a Licensed Patent, then, unless within [***] after written notice from University Company pays such amount or notifies University of a dispute with respect thereto, University may, at its sole discretion at any time, do any one or more of the following: (a) by written notice to Company, abandon such Licensed Patent to which such payment applies; (b) by written notice to Company, revoke Company’s license under such Licensed Patent; or (c) by written notice to Company, convert any license Company receives under such Licensed Patent from an exclusive license to a non-exclusive license.

v. Company may at any time elect to discontinue its support of Patent Costs for one or more patent applications or patents within the Licensed Patents. If Company decides to discontinue its support of Patent Costs for a specific Licensed Patent(s), Company shall notify University in writing at least [***] prior to any such discontinuation. Company will be responsible for reimbursing University for any Patent Costs associated with such Licensed Patent(s) that University incurs up to [***] after the date of the receipt of notice, whether or not such costs were invoiced to University during such period.

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vi. Upon University’s exercise of its rights under Section 6.B.iv.b following Company’s failure to pay any Patent Costs by the date specified or its discontinuation of support pursuant to Section 6.B.v, all of Company’s rights in or to such Licensed Patents will automatically terminate regardless of whether Schedule A reflects such termination and all rights therein immediately revert to University. Without limiting any other rights of University, University may in its sole discretion, abandon the applicable patent or patent application or license such patent or patent application to a third party at any time after such termination. If:

(1) University continues to prosecute and/or maintain any such former Licensed Patent,

(2) Company has continued to support at least the European and United States counterparts of such former Licensed Patent, and

(3) such former Licensed Patent has not been licensed by University to a third party,

then, at any time on or before the end of the first anniversary after the issuance of any such Licensed Patent, Company may elect to re-acquire its exclusive license to such former Licensed Patent and any patent applications that claim priority to such former Licensed Patent and any patents issuing from any of the foregoing, by paying to University before the end of such period both:

(y) [***]

(z) [***]

Challenges.

If Company brings an action or proceeding, or assists any third party in bringing an action or proceeding, seeking a declaration or ruling that any Valid Claim in any of the Licensed Patents is invalid or unenforceable, then to the extent not prohibited by applicable law and in addition to, not in lieu of, other rights and remedies of University:

i. during the pendency of such action or proceeding, the Royalty rate applicable to payments made pursuant to Section 3.B.i with respect to Valid Claim Licensed Products covered by the applicable Valid Claim that are sold by Company will automatically increase to [***] the royalty rate currently set forth in Section 3.B.i;

ii. should the outcome of such action or proceeding from which no appeal has been or can be taken determine that any such claim of a Licensed Patent challenged is valid and enforceable, the Royalty rate applicable to payments made pursuant to Section 3.B.i with respect to Valid Claim Licensed Products covered by the applicable Valid Claim that are sold by Company will automatically increase to [***] the Royalty rate currently set forth in Section 3.B.i [***] ;

iii. For clarity, Company will have no right to recoup any Royalties or other amounts paid before such action or proceeding or during the period in which such action or proceeding is pending (including on appeal);

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iv. Company shall continue to make all payments directly to University and shall not, and shall not seek to, pay into any escrow or other similar account;

v. For clarity, University will have full control and authority to defend the Licensed Patents in such action or proceeding (but not other Infringement proceedings); and

vi. Company shall provide written notice to University at least [***] , if practicable, before Company initiates any action or proceeding seeking a declaration or ruling that any claim of any Licensed Patent is invalid or unenforceable. Company shall include with such written notice an identification of all prior art it believes is material.

C. Infringement.

i. Notice. In the event either Party becomes aware of any possible or actual infringement, misappropriation, or other violation of any Licensed Patents in the Field in the Territory, or any opposition, inter-partes review, post-grant proceeding, or any other challenge against the validity or enforceability of any Licensed Patent or any claim therein brought by any unaffiliated third party (each, an “Infringement”), that Party will promptly notify the other Party and provide it with details regarding such Infringement.

ii. Company’s Right to Bring Infringement Action. Company will have the first right, but not the obligation, to take action in the prosecution, prevention, defense or termination of any Infringement and University will join as party plaintiff in any such action if requested by Company. Before Company commences an action with respect to any Infringement, Company shall consider in good faith the views of University and potential effects on the public interest in making its decision whether to sue. Company shall keep University reasonably informed of the progress of the prosecution, prevention, defense and/or termination of such actions and shall give University a reasonable opportunity in advance to consult with Company and offer its views about major decisions. Company shall give careful consideration to those views, but will have the right to control the action regarding Infringement; provided, however, that if Company fails to defend in good faith the validity and/or enforceability of the Licensed Patents in the action, or if Company’s license to a Valid Claim in the suit terminates, then University may elect, but will not be obligated, to take control of the action and, notwithstanding anything to the contrary in this Section 6.D.ii, any costs will be borne by University and any recovery will be apportioned in the same manner as an action initiated by University pursuant to Section 6.D.iii. Any and all out-of-pocket expenses, including reasonable attorneys’ fees for counsel selected by University, incurred by University with respect to the prosecution, prevention of further infringement through the negotiation of a license, termination, adjudication and/or settlement of an Infringement action regarding a Licensed Patent initiated by Company and controlled by Company, including any related appeals, will be paid for entirely by Company, provided that Company, and not University, is controlling the infringement action, and Company shall hold University free, clear and harmless from and against any and all such expenses. Company shall not compromise or settle any action resulting from an Infringement without the prior written consent of University (including any settlement with a potential Sublicensee selling a generic or biosimilar version of a Licensed Product) which consent will not be unreasonably withheld or delayed. In the event Company controls the action pursuant to this Section 6.D.ii, it will first reimburse itself from any sums recovered in such suit or in settlement thereof for all out-of-pocket and documented costs and expenses, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds remain, then University will receive an amount equal to [***] of such remainder and the remaining [***] of such remainder will be retained by Company.

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iii. University’s Right to Bring Infringement Action. If Company does not take action in the prosecution, prevention, defense or termination of any Infringement pursuant to Section 6.D.ii above, and has not commenced negotiations with the infringer or challenger for the discontinuance of said Infringement, within [***] after it becomes aware of such Infringement or, at any time thereafter, ceases to diligently continue such prosecution, prevention, defense or termination, University may elect, but is not obligated, to do so, at University’s sole expense. Should University so elect to bring suit against an infringer, Company shall cooperate fully with University, including joining as party plaintiff in any such suit if requested by University. In the event University exercises its right pursuant to this Section 6.D.iii, it will recover for its own account any damages, awards or settlements.

iv. Own Counsel. Each Party will always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted by the other Party under this Section 6.D.

v. Cooperation. Each Party will cooperate fully in any action under this Section 6.D that is controlled by the other Party, provided that the controlling Party reimburses the cooperating Party promptly for any reasonable out-of-pocket costs and expenses incurred by the cooperating Party in connection with providing such assistance. University shall not compromise or settle any action in this Section 6.D without the prior written consent of Company, which consent will not be unreasonably withheld or delayed. Company may exercise its rights under this Section 6 with or through any other Licensed Entity.

vi. Declaratory Judgment. If a declaratory judgment action is brought alleging invalidity or unenforceability of any claims within the Licensed Patents, the applicable Party shall promptly notify the other Party in writing and Company will have the right to control such action pursuant to this Section 6.D; provided, however, that if such declaratory judgment action is brought naming University as a defendant, the Parties will consult regarding such declaratory judgment action and Company will reasonably consider University’s comments with respect thereto.

vii. Technical Information. University will have the exclusive right (but not the obligation), to the extent applicable, to institute legal action against any third party arising out of such third party’s actual or threatened infringement or misappropriation of any Technical Information, and University will retain any and all proceeds from any such actions and settlements in connection therewith. Company shall have no right to make any demands or claims, bring suit, effect any settlements or take any other action with respect to any such infringement or misappropriation without the prior written consent of University.

7.	Term and Termination

A. Term.

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This rights and licenses granted herein will take effect on the Effective Date and will expire, on a Licensed Product by Licensed Product basis, on the expiration of all applicable Royalty Periods with respect to that Licensed Product. This Agreement will expire, in its entirety, upon the expiration of the last Royalty Period, unless earlier terminated pursuant to the terms of this Agreement. Upon expiration of the rights and licenses granted herein with respect to a Licensed Product, those rights and licenses shall become perpetual, fully-paid and royalty free. Upon expiration of this Agreement in its entirety, the rights and licenses granted to Company shall become perpetual, fully-paid and royalty free.

B. University’s Right to Terminate.

Without limiting other rights, University will have the right to terminate this Agreement as follows, in addition to all other available remedies, but subject to any other provisions of this Agreement:

i. If Company fails to make any payment when due, this Agreement will terminate effective thirty (30) days after University’s written notice to Company describing such failure, unless Company makes such payment within such thirty (30) days.

ii. If Company has not fulfilled one or more of its obligations under Section 4, including having failed to meet any of the development obligations set forth on Schedule E, then subject to Section 4.D, this Agreement will terminate effective ninety (90) days after written notice from University to Company describing such breach, unless Company cures such breach within such ninety (90) day period.

iii. If Company breaches any obligation of this Agreement other than an obligation to make a payment when due or a failure to perform the obligations in Section 4, this Agreement will terminate in its entirety, effective ninety (90) days after University’s written notice to Company describing such failure, unless Company or such Licensed Entity cures such failure to the reasonable satisfaction of University within such ninety (90) days.

iv. If Company files, or has filed against it, a petition under any bankruptcy or insolvency law, Company shall immediately notify University. If such petition is not dismissed within [***] of Company’s filing, or if Company makes an assignment of all or substantially all of its assets for the benefit of its creditors, then, unless prohibited by applicable law, this Agreement will automatically terminate at the end of such [***] period with respect to Company unless University provides written notice to Company within such [***] period.

v. If Company will be dissolved, is liquidated or otherwise ceases to exist, other than for reasons specified in Section 7.B.iv or a corporate restructuring, then, unless prohibited by applicable law, this Agreement will automatically terminate as of: (a) the date articles of dissolution or a similar document is filed on behalf of Company with the appropriate governmental authority; or (b) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of Company.

vi. If any Licensed Entity other than Company breaches any obligation of this Agreement other than an obligation to make a payment when due or a failure to perform the obligations in Section 4, Company’s right to sublicense the rights granted in Section 2 of this Agreement to such Licensed Entity will terminate in its entirety and, upon written notice from University, Company will immediately terminate its grant of such rights to such Licensed Entity, unless such Licensed Entity cures such failure to the reasonable satisfaction of University.

vii. If any Licensed Entity other than Company files, or has filed against it, a petition under any bankruptcy or insolvency law, Company shall immediately notify University. If such petition is not dismissed within [***] of such Licensed Entity’s filing, or if such Licensed Entity makes an assignment of all or substantially all of its assets for the benefit of its creditors, then, unless prohibited by applicable law, Company’s right to grant the rights granted in Section 2 of this Agreement will automatically terminate at the end of such [***] period with respect to such Licensed Entity unless University provides written notice to Company within such [***] period, and Company will immediately terminate its grant of such rights to such Licensed Entity.

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viii. If any Licensed Entity other than Company will be dissolved, is liquidated or otherwise ceases to exist, other than for reasons specified in Section 7.B.iv or a corporate restructuring, then, unless prohibited by applicable law, Company’s right to grant the rights granted in Section 2 of this Agreement will automatically terminate as of: (a) the date articles of dissolution or a similar document is filed on behalf of such Licensed Entity with the appropriate governmental authority; or (b) the date of establishment of a liquidating trust or other arrangement for the winding up of the affairs of such Licensed Entity, and Company will immediately terminate its grant of such rights to such Licensed Entity.

C. Termination and Affiliates.

i. For the avoidance of doubt, if this Agreement expires or terminates for any reason, the rights and licenses granted to Company’s Affiliates hereunder will expire or terminate to the same extent as such rights and licenses expire or terminate with respect to Company.

ii. In the event that any entity ceases to be an Affiliate of Company, whether as the result of a sale, merger, corporate reorganization, or otherwise, the licenses granted to such entity pursuant to Section 2.A will automatically and immediately terminate.

iii. Notwithstanding Section 7.C.i or 7.C.ii, if the applicable Affiliate has become a Sublicensee, such Sublicense shall continue pursuant to Section 7.E.viii.

D. Company’s Right to Terminate.

In the event Company desires to terminate this Agreement in its entirety, or as to any Licensed Product or country, Company shall provide written notice to University thereof and this Agreement will terminate, in its entirety or with respect to the applicable Licensed Product or country, as applicable, at the end of the Calendar Quarter following the Calendar Quarter during which Company provides such notice.

E. Survival.

The rights and obligations accruing prior to any termination or expiration of this Agreement for any reason will survive, including: (i) all rights or causes of action accruing to either Party under this Agreement as of the effective date of termination or expiration or based upon any act or

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omission occurring prior to the effective date of termination or expiration; (ii) Company’s obligation to pay Royalties accrued prior to the date of termination or expiration, (iii) Company’s obligation to pay Patent Costs accrued prior to the expiration or termination of this Agreement; (iv) Company’s obligation to report Net Sales for sales made during the term of this Agreement and keep records, as required by Sections 3.F and 5; (v) University’s right to audit under Section 5.A; (vi) Section 2.H (no other rights), any license then described in Section 3.B.vii, this Section 7.E (survival), Section 7.F (post-termination obligations of Company), clause A through D of Section 8 (representations and warranties), and Section 9 (miscellaneous) of this Agreement and Schedule G until their purposes are fulfilled; (vii) the Licensed Entities may sell or otherwise dispose of all Licensed Products in the process of manufacture, testing, in use or in stock, provided that Company shall remain obligated to make payment of applicable Royalties to University for such Licensed Products in accordance with Section 3.B; (viii) any direct Sublicensee of Company that is in good standing (i.e., that is not then in breach of the Flow-Down Provisions with respect to which breach University has provided notice pursuant to Section 2.I) may, upon written notice to University from such Sublicensee and Company provided within [***] after any termination of this Agreement, retain its rights under the relevant Licensed Patents and Technical Information as a direct license from University if such Sublicensee agrees in writing to assume all of the applicable obligations of Company hereunder; and (ix) to the extent Company or any other Licensed Entity retains a license hereunder, Company or such other Licensed Entity may retain any Confidential Information of University to the extent applicable to such surviving license.

F. Post Termination Obligations of Company.

If this Agreement is terminated for any reason prior to expiration, then upon such termination, the rights of Company:

i. (a) to practice the issued Valid Claims in the Licensed Patent(s), or (b) to use the Technical Information that is either Confidential Information of University or Materials, or

ii. to discover, research, develop, make, have made, use, import, have sold, offer to sell and sell Unique Target Licensed Products and Materials Licensed Products

will immediately thereafter cease and revert to University and Company shall not practice such issued Valid Claims in the Licensed Patents or utilize any Technical Information that is the Confidential Information of University or any Materials for such purposes.

Except to the extent set forth in Section 7.E, any other rights conferred to Company by this Agreement will also immediately thereafter cease. Except as necessary to comply with applicable laws, regulations, or the terms and conditions of this Agreement, promptly following the termination or expiration of this Agreement, Company shall, and shall obligate all other Licensed Entities to, deliver to University, or at University’s request irretrievably destroy, (i) all tangible materials that are Confidential Information of University embodying any unexpired Valid Claims of Licensed Patents or (ii) any Technical Information that is (i) Confidential Information of University or (ii) Materials; except that each Licensed Entity’s legal counsel may retain one copy of such Confidential Information in its confidential files for archival purposes only. Company shall provide to University a certification that such delivery or destruction has been completed.

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Company shall not thereafter operate or conduct business in any manner that might tend to create the impression that this Agreement is still in force, or that Company has any right to use any one or more of such Licensed Patents or Technical Information. All of the foregoing shall be subject to Company’s rights in Section 7.E. Upon termination or expiration, all payments, including fees and costs, then due under this Agreement and not yet paid will become immediately due and payable.

8.	Representations, Warranties, Disclaimers; Indemnification; Insurance; Primary Responsibility

A.	Representations, Warranties and Covenants of Company.

Company hereby represents, warrants and as applicable covenants that:

i. Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the corporate power and authority to execute and deliver this Agreement, and perform all obligations under this Agreement.

ii. The execution, delivery and performance have been duly and validly authorized by Company, and upon execution and delivery by Company and University, this Agreement will constitute a valid, enforceable and binding agreement of Company.

iii. Company has no other agreements that conflict with the obligations undertaken by Company and rights and licenses granted by Company in this Agreement.

iv. Company shall comply and obligate all other Licensed Entities to materially comply with applicable laws, including obligating such Licensed Entity that any manufacture of Licensed Product(s) by a Licensed Entity, and/or its respective vendor(s), suppliers, agents or contractors, will materially comply with and conform with applicable law and to all applicable specifications required by any regulatory body and/or market approval granted.

B.	[***].

C.	Disclaimer of Warranties.

EXCEPT AS EXPRESSLY PROVIDED IN SECTION 8.B, (a) THE LICENSED PATENTS AND TECHNICAL INFORMATION ARE PROVIDED AS IS AND WHERE IS, AND UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS, STATUTORY, IMPLIED OR OTHERWISE, AND (b) IN PARTICULAR, UNIVERSITY DISCLAIMS ALL REPRESENTATIONS AND

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WARRANTIES, INCLUDING ABOUT (I) THE VALIDITY, SCOPE OR ENFORCEABILITY OF ANY OF THE LICENSED PATENTS; (II) THE ACCURACY, SAFETY OR USEFULNESS FOR ANY PURPOSE OF ANY INFORMATION PROVIDED BY UNIVERSITY TO ANY LICENSED ENTITY; (III) FURNISHING ANY TECHNICAL INFORMATION; (IV) WHETHER THE PRACTICE OF ANY CLAIM CONTAINED IN ANY OF THE LICENSED PATENTS OR TECHNICAL INFORMATION WILL OR MIGHT INFRINGE INTELLECTUAL PROPERTY RIGHTS; (V) THE PATENTABILITY OF ANY INVENTION CLAIMED IN THE LICENSED PATENTS; (VI) THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE OF ANY PRODUCT OR PROCESS MADE OR CARRIED OUT IN ACCORDANCE WITH OR THROUGH THE USE OF THE LICENSED PATENTS; AND (VII) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

C.	Indemnification.

i. Company shall, and shall obligate each other Licensed Entity to, indemnify, defend and hold harmless University, its Affiliates and the trustees, directors, officers, students, employees, fellows and agents of any of the foregoing (collectively the “Indemnified Persons”) from and against any and all claims, demands, liabilities, losses, damages, penalties, costs and/or expense (including attorneys’ and witnesses’ fees and court costs) of any kind or nature, brought by any unaffiliated third party that is not an Indemnified Person, to the extent based upon, arising out of, or otherwise relating to, as applicable, Company’s or the applicable Licensed Entity’s activities under this Agreement and/or a Sublicense, including without limitation (i) any such claim arising from the development, production, use, sale, export, import or other disposition of any Licensed Product and all activities associated therewith, or (ii) any such use of Technical Information provided by University to any Licensed Entity.

ii. Such indemnification is conditioned on the following: (i) University shall promptly notify Company and any other relevant Licensed Entity of any claim or action that may be subject to this Section 8.D, provide to Company and any such other Licensed Entity a full description of all relevant facts, and cooperate fully with Company and such other Licensed Entity in the defense of any such action; (ii) Company or the applicable Licensed Entity shall control any legal proceeding subject to this Section 8.D; provided; provided, however, that University’s failure to promptly notify Company and such other Licensed Entities shall relieve Company and the other Licensed Entities of their obligations under this Section 8.D to the extent Company or the applicable Licensed Entity is actually prejudiced by such failure; (iii) University will be entitled to participate at its option and expense through counsel of its own selection, and may join, in any legal actions related to any such claims, demands, losses, damages, costs, expenses and penalties; and (iv) no Indemnified Person will enter into any settlement of any indemnified claim without the prior written consent of Company and any Licensed Entity required to indemnify such Indemnified Person with respect to such claim. No Licensed Entity will enter into any settlement adversely affecting any rights or obligations of any Indemnified Person or which includes an express or implied admission of liability, negligence or wrongdoing by any Indemnified Person, without the prior written consent of such Indemnified Person.

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D.	Assumption of Risk.

As between the Parties, the entire risk as to the Licensed Entities’ performance, safety and efficacy of any subject matter claimed in any Licensed Patent, the Technical Information and of any Licensed Product is assumed by the Company on behalf of the Licensed Entities. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT (EXCEPT THE LAST SENTENCE OF THIS SECTION 8.E), (A) UNIVERSITY WILL NOT BE LIABLE TO ANY LICENSED ENTITY OR ANY OTHER PERSON OR ENTITY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR ANY OTHER INDIRECT DAMAGES OR LOSSES OF ANY KIND OR NATURE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCTS OR STRICT LIABILITY OR ANY OTHER FORM OF ACTION, WITH RESPECT TO THIS AGREEMENT; AND (B) IN NO EVENT WILL UNIVERSITY’S TOTAL AGGREGATE LIABILITY UNDER THIS AGREEMENT EXCEED THE [***]. The above limitations on liability apply even though the Indemnified Person may have been advised of the possibility of such injury, loss or damage. Company shall not, and shall obligate all other Licensed Entities not to, make any agreements, statements, representations or warranties or accept any liabilities or responsibilities whatsoever, on behalf of University, with regard to any person or entity which are inconsistent with this Section 8.E. The foregoing limitations shall not apply with respect to a breach by University of (i) Section 8.B, (ii) the CDA or the Option Agreement prior to the Effective Date, (iii) any of the exclusive licenses granted to Company hereunder or (iv) the provisions of Schedule G.

E.	Insurance.

Company shall, and shall obligate each other Licensed Entity to agree to, continuously maintain during the term of this Agreement and for [***] beyond, liability insurance that will cover its obligations hereunder, including any claims for bodily injury, property, or other damage, in each case alleged to relate to the applicable Licensed Entity’s activities undertaken in connection with this Agreement, Licensed Patents, or Licensed Products, including the development, manufacture, use, sale or other disposition of Licensed Products by such Licensed Entity and all activities associated therewith. Each Licensed Entity shall list University and its Affiliates, at such Licensed Entity’s expense, as additional insureds under each liability insurance policy (including excess or umbrella liability policies) that such Licensed Entity has or will obtain, that includes any coverage of claims relating to Licensed Products. Such insurance will be primary and noncontributory to any insurance University and its Affiliates may have. At University’s request, Company shall supply University from time to time with copies of each such policy, and shall notify University in writing at least [***] prior to any termination of or change in coverage under any such policies.

9.	Miscellaneous

A.	Marking.

Company shall mark all Licensed Products (or their packaging, as appropriate) sold, offered for sale, imported, or otherwise disposed of in such a manner not inconsistent with the requirements of the patent laws and practices of the country to which such products are shipped or in which such products are manufactured or sold, including, if in the U.S., 35 U.S.C. § 287.

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B.	Export Regulations.

Without limiting Section 8.A, Company shall comply with United States export control and asset control laws, regulations, and orders, as they may be amended from time to time, applicable to the export, re-export, or import of goods or services, including software, processes, or technical data to foreign countries. Such regulations include but are not limited to the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.), the Export Administration Regulations (15 C.F.R. § 730 et seq.), the regulations administered by the Treasury Department’s Office of Foreign Assets Control (31 C.F.R. § 500 et seq.), and the Anti-Boycott Regulations (15 C.F.R. § 760).

C.	Entire Agreement, Amendment.

This Agreement together with the schedules attached hereto constitutes the entire agreement between the Parties regarding the subject matter hereof, and supersedes all prior written or oral agreements or understandings (express or implied) between them concerning the same subject matter, including the Option Agreement, the MTA and the CDA in their entirety (including any provisions stated to survive the expiration or termination thereof); provided, however, that any SRA shall continue in accordance with its terms but shall not supersede, limit or amend any of Company’s or University’s rights under this Agreement. In entering into this Agreement, no Party has relied upon another person’s statement, representation, warranty or agreement except for those expressly contained in this Agreement. The only conditions precedent to this Agreement’s effectiveness are those expressly stated in it. This Agreement cannot be amended or modified except in a document signed by duly authorized representatives of each Party.

D.	Notice.

Any notice required or otherwise made under this Agreement will be in writing, sent by registered or certified mail properly addressed, or by facsimile with confirmed answer-back, to the other Party at the address set forth below or at such other address as may be designated by written notice to the other Party. Notice will be deemed effective three (3) business days following the date of sending such notice if by mail, on the business day following deposit with an overnight courier, if sent by overnight courier, or upon confirmed answer-back if by facsimile.

If to University:	Technology Commercialization
Polsky Center for Entrepreneurship and Innovation
The University of Chicago
1452 E 53rd St, 2nd floor
Chicago, Illinois 60615
Facsimile Number: [***]
Attention: Director

If to Company:	Pyxis Oncology, Inc.
800 Boylston Street
Boston, MA 02199
Attention: CEO

E.	Assignment.

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This Agreement will be binding on the Parties and upon their respective permitted successors and assigns and inure to the benefit of the Parties and their respective permitted successors and assigns. Company may at any time, upon written notice to University, assign or transfer this Agreement to a successor to all or substantially all of its business pertaining to this Agreement. Any such assignment will be conditioned on and will not be effective until the assignee or transferee has executed and delivered a written agreement assuming and undertaking all of the duties and obligations of Company under this Agreement, unless such assumption occurs by operation of law. Except as provided above or elsewhere in this Agreement, Company shall not assign, transfer or delegate any right or obligation hereunder without the prior written consent of University. Any attempted conveyance by a Party in violation of any term of this Agreement will be null and void. University may assign or transfer this Agreement and its rights and obligations hereunder at any time to any third party to which it also assigns all right, title and interest in and to the Licensed Patents and Technical Information, on written notice to Company. In the event of any such assignment by University, the assignee will be substituted for University as a party hereto, and University will no longer be bound hereby with respect to obligations arising thereafter.

F.	Governing Law.

Illinois law (without regard to any jurisdiction’s conflict-of-laws principles) exclusively governs all disputes, claims or causes of action between the Parties arising out of or relating to this Agreement as well as the interpretation, construction, performance and enforcement of this Agreement. To the extent, consistent with Section 9.G, that either Party brings any claim against the other Party in a court of law or equity, such Party will bring such claim in the U.S. District Court for the Northern District of Illinois situated in Cook County, Illinois (applying the applicable patent law, as relevant), and each Party shall submit to the exclusive jurisdiction of such court, and waives any objection to venue, for such purposes.

G.	Arbitration.

[***].

H.	Independent Contractors.

The Company is an independent contractor under this Agreement. This Agreement does not, is not intended to, and will not be construed to, establish a partnership or joint venture, nor does this Agreement create or establish an employment, agency or any other relationship. Company has no right, power or authority, nor shall it represent itself or allow another Licensed Entity to represent itself as having any authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the University, or otherwise act as an agent for the University for any purpose.

I.	No Use of Name.

University and Company shall not use, and Company shall obligate each other Licensed Entity not to use, the name, insignia, or symbols of the other in any publicly disclosed commercial activity, marketing, advertising or sales brochures except with the prior written consent of such

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other Party, which consent may be granted or withheld at such other Party’s sole discretion; provided, however, that nothing herein shall prevent Company or any Licensed Entity from disclosing factual information regarding the licenses granted under this Agreement or the activities of the Licensed Entities with respect to Licensed Products. Company agrees not to use, and shall obligate each other Licensed Entity not to use, the name of any University employee(s) in any commercial activity, marketing, advertising or sales brochures, except with such University employee’s consent.

J.	Waiver.

No term or provision of this Agreement will be waived and no breach excused unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. No waiver of a breach will be deemed to be a waiver of a different or subsequent breach. No delay in enforcing a term or provision will be deemed a waiver thereof.

K.	Construction.

Each Party has consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement will be construed without regard to the Party or Parties responsible for the preparation of the same and will be deemed as prepared jointly by the Parties. Any ambiguity or uncertainty existing herein will not be interpreted or construed against any Party because it participated in the drafting of this Agreement. No course of dealing, course of performance, or usage of trade may be considered in the interpretation or enforcement of this Agreement. Both Parties waive any right they may have to introduce any such evidence.

L.	Execution.

This Agreement may be executed by the Parties in any number of identical counterparts, each of which, for all purposes will be deemed to be an original, and all of which will constitute, collectively, one instrument.

M.	Severability.

If any provision of this Agreement is held to be invalid, illegal, unenforceable, or in conflict with any laws of any federal, provincial, state, or local government that may exercise jurisdiction over this Agreement, the validity and enforceability of the remaining portions or provisions will not be affected thereby nor the validity and enforceability of such provision where valid, legal, enforceable and not in such a conflict. Any invalid or unenforceable provision will be promptly reformed by the Parties to effectuate their intent as evidenced on the Effective Date.

N.	Third Party Beneficiaries.

Except with respect to Section 7.E,viii, Section 8.D or as otherwise expressly set forth in this Agreement, all rights, benefits and remedies under this Agreement are solely intended for the benefit of University and Company, and no other person or entity will have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

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O.	Force Majeure.

If a Party is prevented from or delayed in the performance of any of its obligations hereunder by reason of acts of God, war, strikes, riots, storms, fires, earthquake, power shortage or failure, failure of the transportation system, or any other cause whatsoever beyond the reasonable control of such Party (“Force Majeure Event”), such Party shall be excused from the performance of any such obligation during a period that is reasonable in light of the Force Majeure Event, but no less than the duration of the Force Majeure Event itself.

P.	Interpretation.

Except as the context may otherwise require, (i) references to a Section or Schedule means a Section of, or a Schedule to, this Agreement and all subsections thereof, unless another agreement is specified; (ii) references to a particular law mean such law as in effect as of the relevant time, including all rules and regulations thereunder and any successor law in effect as of the relevant time, and including the then-current amendments thereto; (iii) words in the singular or plural form include the plural and singular form, respectively; (iv) the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (v) the terms “including,” “include(s)” and “e.g.” mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; (vi) whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified, and if a period of time is specified and dates from a given day or business day, or the day or business day of an act or event, it is to be calculated exclusive of that day or business day; (vii) a “business day” is a day other than (a) a Saturday, (b) a Sunday or (c) a day on which the banks in Boston, Massachusetts or Chicago, Illinois are permitted to be closed; (viii) any reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein); (x) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including any Schedules); and (xi) “unaffiliated third party” means a third party that is not an Affiliate of any Licensed Entity. University agrees and acknowledges that any projections disclosed by Company or any Licensed Entity to University are non-binding and need not be disclosed to University if any Licensed Entity is subject to the Securities Act of 1933, the Securities and Exchange Act of 1934, or the rules or regulations of Nasdaq or any securities exchange.

Q.	Confidentiality.

The Parties shall comply with the provisions of Schedule G.

R.	Timely Countersignature.

The terms and conditions of this Agreement shall, at University’s sole option, be considered by University to be withdrawn from Company’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by Company and a fully executed original is received by University within [***] from the date of University signature found below.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this agreement to be executed by their respective duly authorized officers or representatives on the Effective Date.

The University of Chicago		Pyxis Oncology, Inc.

By:	/s/ Jay Schrankler	By:	/s/ Lara Sullivan
	Jay Schrankler Associate Vice President Head of the Polsky Center for Entrepreneurship and Innovation		Lara Sullivan, M.D. Chief Executive Officer

Date of signature: 04/17/2020		Date of signature: 04/15/2020

[Signature Page to Exclusive License Agreement]

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Schedule A

Licensed Patents

[***]

Schedule A - 1

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Schedule B

Technical Information

[***]

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Schedule C

Unique Targets

[***]

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Schedule D

UNIVERSITY OF CHICAGO ROYALTY REPORT

[***]

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Schedule E

Product Development Plan

[***]

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Schedule F

Progress Report Form

[***]

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Schedule G

Confidentiality

1. “Confidential Information” means all information, data, plans, materials, know-how, processes, methods, protocols, procedures, formulations whether written or oral, disclosed by a Party (the “discloser”) to the other Party (the “recipient”) regarding (a) with respect to University as the discloser, technologies developed by Dr. Thomas Gajewski or members of his laboratory, and including related business, financial or technical information, blueprints, devices, prototypes, software (which includes source codes, object codes and derivatives thereof), patent applications and biological materials, if any, or (b) with respect to Company as the discloser, any business, financial or technical information of Company or any other Licensed Entity, which information, in each of (a) and (b), is marked as confidential or should, under the circumstances, reasonably be considered confidential information of the discloser. In addition, “Confidential Information” includes (x) any “Proprietary Information” (as defined in the CDA) that is not, as of the Effective Date of this Agreement, subject to Section 5 of the CDA, and (y) the terms and conditions of this Agreement.

2. Each Party agrees not to use the other Party’s Confidential Information except to perform its obligations and exercise its rights under this Agreement. In addition, each Party agrees to hold all of the other’s Confidential Information in confidence and agrees not to publish, disclose or disseminate the same to any other person or entity except as specified herein. Each Party may disclose the other’s Confidential Information to its actual or potential directors, officers, employees, consultants, investors, acquirers, Affiliates, Sublicensees, financing sources and advisors who are bound by confidentiality obligations no less protective of the other’s Confidential Information than this Schedule G and only to the extent that such disclosures are necessary for the purpose of this Agreement or for recipient’s formation, fund-raising, acquisition or other corporate activities related to this Agreement. Each Party agrees to be responsible for any disclosure by its actual or potential directors, officers, employees, consultants, investors, acquirers, Affiliates, Sublicensees, financing sources and advisors. The recipient agrees to preserve the confidentiality of the discloser’s Confidential Information with the same reasonable degree of care which the recipient uses to protect its own confidential and proprietary information.

3. Notwithstanding anything herein to the contrary, the recipient may disclose the discloser’s Confidential Information to the extent required to comply with a court order or administrative subpoena or order which appears to be lawful on its face, or to comply with securities laws or other applicable law or the rules of Nasdaq or any securities exchange, provided that the recipient gives the discloser timely notice, where possible, of the contemplated disclosure so as to give the discloser an opportunity to intervene to preserve the confidentiality of the information. In any such event, the recipient will use its reasonable efforts to ensure that all the discloser’s Confidential Information that is so disclosed will be accorded confidential treatment.

4. In addition, Company and University may issue mutually agreed press release(s) on the Effective Date. Nothing herein shall prohibit Company or any other Licensed Entity from disclosing its activities under this Agreement, as long as such disclosure does not include the Confidential Information of University.

Schedule G - 1

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5. Confidential Information excludes any information that is: (i) in publicly known or subsequently becomes publicly known through no improper act of the recipient; (ii) subsequently acquired by the recipient from a third person having no contractual, legal or fiduciary obligation of confidentiality to the discloser known to the recipient; (iii) known to the recipient at the time of disclosure, as established by competent written proof; or (iv) developed independently by or on behalf of the recipient, without reliance on or use of the discloser’s Confidential Information.

6. The obligations of the parties under this Schedule G will survive for [***].

7. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Schedule G by the recipient and that the discloser will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach by the recipient of this Schedule G but will be in addition to all other remedies available at law or equity.

Schedule G - 2

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SCHEDULE H

GLOSSARY

Defined Term	Section
Affiliate	Defined in Section 1; first used in Section 1 (Licensed Entity); numerous

Agreement	Defined in Preamble; numerous

Bayh-Dole Act	Defined in Section 2.G.i; also used in Section 2.G.ii.

Calendar Quarter	Defined in Section 1; first used in Section 1 (Net Sales); numerous

CDA	Defined in Section 1; first used in Section 8.E., also used in Section 9.C. and Schedule G.

Change of Control	Defined in Section 1; used in Section 1 (SRA)

Combination Product	Defined in Section 1 (Net Sales); also used in Section 1 (Net Sales E.v.)

Commencement	Defined in Section 1; first used in Section 3.E.i., also used in Section 3.E.ii. and Section 3.E.iii.

Common Stock	Defined in Section 3.A.

Company	Defined in Preamble; first used in Section 1 (Affiliate); numerous

Confidential Information	Defined in Schedule G(1); first used in Section 1; numerous

Dispute	Defined in Section 9.G.i; first used in Section 9.G.ii.; numerous

Effective Date	Defined in Section 1; first used in Section 1 (Unique Target); numerous

Field	Defined in Section 1; first used in Section 2.A.i.; also used in Section 6.A.ii, and Section 6.D.

First Commercial Sale	Defined in Section 1; first used in Section 3.B.v.; Numerous

Flow-Down Provisions	Defined in Section 2.D; also used in Section 2.I.

Force Majeure Event	Defined in Section 9.O.

Gross Price	Defined in Section 1; first used in Section 1 (Net Sales); also used in Section 1 (Net Sales E.i.)

IND	Defined in Section 1; also used in Schedule E

Indemnified Persons	Defined in Section 8.D.i.; also used in Section 8.D.ii. and Section 8.E.

Indication	Defined in Section 1; also used in Section 3.E.vi. and Section 3.E.vii.

Infringement	Definite in Section 6.D.i.; first used in Section 1 (Sublicense Revenue); numerous

Interact With	Defined in Section 1 (Licensed Product); also used in Section 1 (Unique Target)

Inventions	Material Transfer Agreement

Licensed Component	Defined in Section 1 (Net Sales E.v.); used in Section 1 (Net Sales E.v.)

Schedule H - 1

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Licensed Entity	Defined in Section 1; first used in Section 1 (First Commercial Sale); numerous

Licensed Patents	Defined in Section 1; first used in Section 1 (Licensed Entity); numerous

Licensed Product	Defined in Section 1; first used in Section 1 (Commercial Sale); numerous

Materials	Defined in Section 1; first used in Section 1 (Licensed Product); numerous

Materials Licensed Product	Defined in Section 1; first used in Section 1 (Net Sales); numerous

Materials Royalty	Defined in Section 3.B.v.; also used in Section 3.B.iv and Section 3.B.vii.(z).

MTA	Defined in Section 1; first used in Section 1 (Licensed Patents); also used in Section 1 (Material), Section 1 (Technical Information), and Section 9.C.

Net Sales	Defined in Section 1; first used in Section 1 (Net Sales); numerous

Non-Commercial Research Purposes	Defined in Section 1; first used in Section 2.E.

Option Agreement	Defined in Section 1; also used in Section 6.B.i., Section 8.E., and Section 9.C.

Other Component	Defined in Section 1 (Net Sales E.v.); used in Section 1 (Net Sales E.v.)

Party	Defined in Preamble; numerous

Patent Costs	Defined in Section 6.B.; First Used in Section 6.A.ii.; Numerous

Phase I Clinical Trial	Defined in Section 1; used in Section 3.E.i.

Phase II Clinical Trial	Defined in Section 1; used in Section 3.E.ii.

Phase III Clinical Trial	Defined in Section 1; used in Section 3.E.iii.

Royalty Period	Defined in Section 3.B.v.; first used in Section 3.B.iv; numerous

Service Payments	Defined in Section 1 (Sublicense); also used in Section 5.A.

SRA	Defined in Section 1; first used in Section 1 (Licensed Patents; also used in Section 1 (Technical Information), Section 2.B.i.4, Section 2.B.i.5., and Section 9.C.

Subject Invention	Defined in Section 2.G.i.

Sublicense	Defined in Section 1; first used in Section 1 (Sublicense Revenue); numerous

Sublicense Revenue	Defined in Section 1; first used in Section 3.G.

Sublicensee	Defined in Section 1; first used in Section 1 (Licensed Entity); numerous

Technical Information	Defined in Section 1; first used in (Licensed Product(iii)(d)); numerous

Territory	Defined in Section 1; first used in Section 2.A.i; also used in Section 2.A.ii, and Section 6.D.i.

Schedule H - 2

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UCMC	Defined in Section 2.E.

Unique Target Royalty	Defined in Section 3.B.ii; also used in Section 3.B.ii., Section 3.B.iv., and Section 3.B.vii.(y).

Unique Target(s)	Defined in Section 1; first used in Section 1 (Licensed Products); numerous

University	Defined in Preamble; first used in Section 1; numerous

Valid Claim	Defined in Section 1; first used in Section 1 (Licensed Product); numerous

Valid Claim Licensed Product	Defined in Section 1 (Licensed Product); first used in Section 1 (Net Sale); numerous

Valid Claims Royalty	Defined in Section 3.B.1.; also used in Section 3.B.iv. and Section 3.B.viii(x).

Schedule H - 3